UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 6, 2007
Date of Report (Date of earliest event reported)
MEDWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28010 (Commission File No.)	41-1493458 (IRS Employer Identification No.)
4382 Round Lake Road West, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(651) 639-1227
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 6, 2007, Medwave, Inc. (the “Company”) received written notification from NASDAQ indicating that the Company had not regained compliance with the minimum bid price requirement as set forth in Marketplace Rule 4310(c)(4) and, as a result, NASDAQ had determined to delist its common stock from the NASDAQ Capital Market (“Delisting Notification”).
The Company’s common stock will stop trading on the NASDAQ Capital Market before the market opens on July 17, 2007. The Company is currently seeking a market maker to file a Form 211 with the NASD to seek admission of the Company’s common stock for quotation on the Over-The-Counter Bulletin Board (“OTCBB”). If and once a Form 211 application is approved, the Company’s common stock will be able to be quoted on the OTCBB.
A copy of the press release announcing our receipt of the Delisting Notification is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Title
99.1	Press Release dated July 6, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDWAVE, INC.
/s/ Frank Katarow
Date: July 6, 2007	By: Frank Katarow
Chief Executive Officer (interim)

Exhibit Index

Exhibit No.	Description
99.1	Press release dated July 6, 2007 of Medwave, Inc.